UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VIVAKOR, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	26-2178141
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)
2590 Holiday Road, Suite 100 Coralville, IA	52241
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.  ☒

Securities Act registration statement number to which this form relates:	333-155686
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share
(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission (File No. 333-155686), as amended by Amendments No. 1 and No. 2, is incorporated by reference into this registration statement.

Item 2.  Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation *
3.2	Bylaws *
4.1	Specimen Common Stock Certificate **

(*)	Incorporated herein by reference to the exhibits of the same number in Registrant's Registration Statement on Form S-1 (File No. 333-155686).
(**)	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 22, 2008	VIVAKOR, INC.

	By:	/s/ Tannin J. Fuja
Tannin J. Fuja President and Chief Executive Officer